Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Regulation A Offering Statement on Form 1-A of Energea Portfolio 2 LLC of our report dated May 1, 2023 relating to the financial statements as of and for the year ended December 31, 2022.

Certified Public Accountants
Hartford, Connecticut
August 3, 2023